Exhibit 10(hhhh)

FPIC INSURANCE GROUP, INC.

AMENDED AND RESTATED DIRECTOR STOCK PLAN

RESTRICTED STOCK AWARD AGREEMENT

[Date]

[Name]
[Address]

In accordance with the terms of the Amended and Restated Director Stock Plan (the "Plan") maintained by FPIC Insurance Group, Inc. (the “Company”), pursuant to action of the Board of Directors, the Company hereby grants to you (the "Grantee"), subject to the terms and conditions set forth in this Restricted Stock Award Agreement (including Annex A hereto and all documents incorporated herein by reference), an award of restricted shares of Company common stock (the "Restricted Stock"), as set forth below:

Date of Grant:	_________________________________
Number of Shares of Restricted Stock:	_________________________________
Period of Restriction:	Date of Grant through _______________
Performance Goal:	N/A
Vesting Schedule:	The Shares of Restricted Stock subject to this Award shall vest on ____________________; provided that the Grantee remains in the service of the Company as a Director through such vesting date(s).

THESE SHARES OF RESTRICTED STOCK ARE SUBJECT TO FORFEITURE AS PROVIDED IN ANNEX A HERETO AND THE PLAN.

Further terms and conditions of the Award are set forth in Annex A hereto, which is an integral part of this Restricted Stock Award Agreement.

All terms, provisions and conditions applicable to the Award set forth in the Plan and not set forth herein are hereby incorporated by reference herein. To the extent any provision hereof is inconsistent with the Plan, the Plan will govern.  The Grantee hereby acknowledges receipt of a copy of this Restricted Stock Award Agreement including Annex A hereto and a copy of the Plan and agrees to be bound by all the terms and provisions hereof and thereof.

FPIC INSURANCE GROUP, INC.

By:______________________________

Agreed:

___________________________

Attachment:  Annex A

ANNEX A

TO THE

FPIC INSURANCE GROUP, INC.

AMENDED AND RESTATED DIRECTOR STOCK PLAN

RESTRICTED STOCK AWARD AGREEMENT

   It is understood and agreed that the Award of Restricted Stock evidenced by the Restricted Stock Award Agreement to which this is annexed and a part is subject to the following additional terms and conditions:

1.    Forfeiture and Transfer Restrictions.

A.
Forfeiture Restrictions.  Except as otherwise provided in Section 2 of this Annex A, if the Grantee's service as a Director is terminated during the Period of Restriction (as set forth in the Restricted Stock Award Agreement), any unvested portion of this Restricted Stock Award shall be forfeited as of the date of termination.

B.	Transfer Restrictions. The Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated prior to vesting.

2.   Termination of Service due to Death or Permanent and Total Disability. If the Grantee's service as a Director is terminated due to the Grantee's death or Permanent and Total Disability, any unvested portion of this Restricted Stock Award shall immediately vest as of the date of such termination of employment.

3.   Vesting of Restricted Stock. Except as provided otherwise in Sections 1 and 2 of this Annex A, the Restricted Stock shall vest in accordance with the Vesting Schedule set forth in the Restricted Stock Award Agreement. Any Shares that do not vest shall be forfeited.

4.   Voting Rights, Dividends and Custody. The Grantee shall be entitled to vote and receive regular dividends paid with respect to the Shares subject to this Award prior to vesting; provided, however, that in no event shall the Grantee vote or receive dividends paid with respect to any forfeited Shares on or after the date of forfeiture. The Shares subject to this Award shall be registered in the name of the Grantee and held in custody by the Company or by a bank or other institution prior to vesting. The Grantee shall, if so requested by the Company, execute and return to the Company a stock power form respecting the Shares subject to this Award.

5.   Ratification of Actions.  By accepting this Award or other benefit under the Plan, the Grantee and each person claiming under or through him shall be conclusively deemed to have indicated the Grantee's acceptance and ratification of, and consent to, any action taken under the Plan or the Award by the Company.

6.   Notices.  Any notice hereunder to the Company shall be addressed to its office at One Enterprise Center, 225 Water St., Suite 1400, Jacksonville, FL 32202; Attention: Corporate Secretary, and any notice hereunder to the Grantee shall be addressed to the Grantee at the address specified on the Restricted Stock Award Agreement, subject to the right of either party to designate at any time hereafter in writing some other address.

7.   Definitions.  Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

8.   Governing Law and Severability.  To the extent not preempted by Federal law, the Restricted Stock Award Agreement will be governed by and construed in accordance with the laws of the State of Florida, excluding any conflicts or choice of law, rule or principle that might otherwise refer construction or interpretation of this Restricted Stock Award Agreement to the substantive law of another jurisdiction.  In the event any provision of the Restricted Stock Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Restricted Stock Award Agreement, and the Restricted Stock Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.